                               KANE KESSLER, P.C.
                           1350 Avenue of the Americas
                               New York, NY 10019
                                 (212) 541-6222
                               Fax: (212) 245-3009




                                   May 7, 2003


Jarden Corporation
555 Theodore Fremd Avenue
Rye, New York 10580

                  RE:  REGISTRATION STATEMENT ON FORM S-3 OF JARDEN CORPORATION

Ladies and Gentlemen:

         We have acted as special counsel to Jarden Corporation, a Delaware corporation (the "Company"), and the Subsidiary Guarantors set forth on Exhibit A hereto (the "Subsidiary Guarantors") in connection the Company's offering of up to an aggregate of $30,000,000 of 9 3/4% Senior Subordinated Notes due 2012 (the "Notes") and the issuance of the related guarantees of the Notes by the Subsidiary Guarantors (the "Guarantees") under the Registration Statement (the "Registration Statement") on Form S-3 (Reg. No. 333-102387) filed on behalf of the Company and the Subsidiary Guarantors with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "1933 Act"). The Registration Statement provides for the offering, issuance and sale from time to time of the securities described in the Registration Statement at an aggregate initial offering price that will not exceed $150,000,000. This opinion updates and supplements our opinion dated January 29, 2003 filed as an exhibit to the Registration Statement. At your request, this opinion is being furnished to you for filing on a Current Report on Form 8-K of the Company and incorporation by reference as Exhibit 5.1 to the Registration Statement.

         The Notes will be issued pursuant to an indenture (the "Existing Indenture") between the Company and The Bank of New York, as Trustee (the "Trustee") dated January 29, 2003, as supplemented by a first supplemental indenture (the "Supplemental Indenture") by and among the Company, the Subsidiary Guarantors and the Trustee, (collectively, the "Indenture").

         In our capacity as counsel to the Company and the Subsidiary Guarantors in connection with the matters referred to above, we have examined copies of the following: (i) the Restated Certificate of Incorporation of the Company, as amended, the By-laws of the Company, and records of certain of the Company's and Subsidiary Guarantors' corporate proceedings as reflected in their respective minute books; (ii) the form of Existing Indenture; (iii) the form of Supplemental Indenture and the form of Notes and Guarantees included therein filed as Exhibit 4.1 to the Current Report on Form 8-K of the Company dated May 7, 2003 (the "May 7, 2003

Form 8-K"); (iv) the prospectus, dated January 29, 2003, which is a part of the Registration Statement (the "Prospectus"); and (v) the supplemental prospectus, dated May 1, 2003, filed with the Commission on May 5, 2003, pursuant to Rule 424(b)(5) of the Act (the "Prospectus Supplement"). We have also examined such other documents, papers, authorities and statutes as we have deemed necessary to form the basis of the opinions hereinafter set forth.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to certain facts material to this opinion, we have relied without independent verification upon oral or written statements and representations of officers and other representatives of the Company and the Subsidiary Guarantors, public officials, and others, and such other documents and information as we have deemed necessary or appropriate to enable us to render the opinions expressed below. We have not undertaken any independent investigation to determine the accuracy of any such facts.

         Based upon and subject to the foregoing and the statements contained herein, we are of the opinion that:

         1. When (a) the Indenture has been duly executed and delivered by the Company and (b) the Notes have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the Prospectus Supplement, the Notes will constitute valid and legally binding obligations of the Company.

         2. When (a) the Indenture has been duly executed, and delivered by the Company and the applicable Subsidiary Guarantor, (b) the Guarantees have been executed and delivered on behalf of such Subsidiary Guarantor and the related Notes have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the Prospectus Supplement, the Guarantees will constitute valid and legally binding obligations of the applicable Subsidiary Guarantor.

         The opinions set forth herein are subject to the following additional qualifications, assumptions and exceptions:

         (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally; and

         (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the May 7, 2003 Form 8-K, to the incorporation by reference of this opinion into the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus and the Prospectus Supplement which form a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         We assume for purposes of this opinion that (i) the Trustee is duly qualified to engage in the activities contemplated by the Indenture; (ii) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (iii) the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture; and (iv) the Trustee is qualified under the Trust Indenture Act of 1939, as amended.

         We are qualified to practice law in the State of New York and do not purport to be experts on any law, other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal law of the United States. In rendering the opinions expressed herein, we have relied on matters relating to Indiana law on the opinion of Ice Miller, a copy of which is attached hereto as Exhibit B, with respect to Alltrista Newco Corporation, an Indiana corporation, Alltrista Plastics Corporation, an Indiana corporation, Alltrista Zinc Products, L.P., an Indiana limited partnership, and Hearthmark, Inc., an Indiana corporation.

         This opinion letter is limited to the specific legal matters expressly set forth herein, speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations.

                                        Very truly yours,

                                        KANE KESSLER, P.C.

                                        /s/ Jeffrey S. Tullman
                                        -------------------------------
                                        Jeffrey S. Tullman
                                        President

                                                                       EXHIBIT A


1.       Alltrista Newco Corporation
2.       Alltrista Plastics Corporation
3.       Alltrista Zinc Products, L.P.
4.       Hearthmark, Inc.
5.       Quoin Corporation
6.       Tilia, Inc.
7.       Tilia Direct, Inc.
8.       Tilia International, Inc.

                                                                       EXHIBIT B



                             [ICE MILLER LETTERHEAD]
                         One American Square, Box 82001
                           Indianapolis, IN 46282-0002





                                   May 7, 2003



Jarden Corporation
555 Theodore Fremd Avenue
Rye, New York  10580

Kane Kessler, P.C.
1350 Avenue of the Americas
New York, New York  10019



         Re:  Registration Statement on Form S-3 of Jarden Corporation

Ladies and Gentlemen:

         We have acted as special Indiana counsel to Jarden Corporation, a Delaware corporation formerly known as Alltrista Corporation (the "Company"), and each of Alltrista Newco Corporation, an Indiana corporation, Alltrista Plastics Corporation, an Indiana corporation, Alltrista Zinc Products, L.P., an Indiana limited partnership, and Hearthmark, Inc., an Indiana corporation (collectively, the "Indiana Guarantors" and individually an "Indiana Guarantor"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, filed on behalf of the Company and the Guarantors (as defined below) with the Securities and Exchange Commission relating to the Company's offering of up to an aggregate of $150 million of one or more series of debt securities (the "Debt Securities"), which will be issued pursuant to an indenture (the "Indenture") among the Company, the Guarantors (as defined in the Indenture), including the Indiana Guarantors, and a trustee, and will be guaranteed by the Indiana Guarantors and the other Guarantors. Capitalized terms not otherwise defined herein shall have the respective meaning assigned to such terms in the prospectus contained in the Registration Statement. The guarantees by the Indiana Guarantors under the Indenture with respect to the Debt Securities are collectively referred to herein as the "Guarantees."

         Except as described in this letter, we are not generally familiar with the Indiana Guarantors' businesses, records, transactions, or activities. Our knowledge of their businesses, records, transactions, and activities is limited to the information that is set forth below and on Exhibit A and that otherwise has been brought to our attention by certificates executed and delivered to us by officers of the Indiana Guarantors in connection with this opinion letter. We have examined copies, certified or otherwise identified to our satisfaction, of the documents listed in the attached Exhibit A, which is made a part hereof. For the purposes of this opinion, the documents listed in Exhibit A are hereinafter referred to collectively as the "Authorization Documents."

         In rendering our opinion, we also have examined such certificates of public officials, organizational documents and records and other certificates and instruments as we have deemed necessary for the purposes of the opinion herein expressed and, with your permission, have relied upon and assumed the accuracy of such certificates, documents, records and instruments. We have made such examination of the laws of the State of Indiana as we deemed relevant for purposes of this opinion, but we have not made a review of, and express no opinion concerning, the laws of any jurisdiction other than the State of Indiana.

         We have relied upon and assumed the truth and accuracy of the representations, certifications and warranties made in the Authorization Documents, and have not made any independent investigation or verification of any factual matters stated or represented therein. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts or circumstances or the assumed facts set forth herein, we accept no responsibility to make any such investigation, and no inference as to our knowledge of the existence or absence of such facts or circumstances or of our having made any independent review thereof should be drawn from our representation of the Indiana Guarantors. Our representation of the Indiana Guarantors is limited to the transactions contemplated by the Registration Statement and other matters specifically referred to us by the Indiana Guarantors.

         In rendering this opinion letter to you, we have assumed with your permission:

         (a) The genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies.

         (b) The respective factual representations, statements and warranties of the Indiana Guarantors in the Guarantees and the Authorization Documents, and in the other documents that we have reviewed, and upon which we have relied, are accurate, complete and truthful.

         (c) All official public records (including their proper indexing and filing) furnished to or obtained by us, electronically or otherwise, are accurate, complete and authentic.

         Based on the foregoing and upon such investigation as we have deemed necessary, and subject to the assumptions, qualifications, exceptions and limitations set forth herein, we are of the opinion that:

         1. Each of Hearthmark, Inc., Alltrista Plastics Corporation, and Alltrista Newco Corporation is a corporation incorporated and validly existing under the law of the State of Indiana, for which the most recent required biennial report has been filed with the Indiana Secretary of State and no Articles of Dissolution appear as filed in the Indiana Secretary of State's records. Alltrista Zinc Products, L.P. is a limited partnership validly existing under the law of the State of Indiana for which no certificate of cancellation appears as filed in the Secretary of State's records.

         2. Each Indiana Guarantor, other than Alltrista Zinc Products, L.P., has all requisite corporate power and corporate authority under Indiana law to own and operate its properties and carry on its business as now conducted and to perform its obligations under the Guarantees. Alltrista Zinc Products, L.P. has all requisite limited partnership power and limited partnership authority under Indiana law to own and operate its properties and carry on its business as now conducted and to perform its obligations under its Guarantee.

         3. The execution and delivery of the Guarantee by each Indiana Guarantor and the performance of each Indiana Guarantor's obligations under the Guarantee have been duly authorized by all requisite corporate or limited partnership action on the part of such Indiana Guarantor.

         The opinions expressed herein are matters of professional judgment, are not a guarantee of result and are effective only as of the date hereof. We do not undertake to advise you of any matter within the scope of this letter than comes to our attention after the date of this letter and disclaim any responsibility to advise you of any future changes in law or fact that may affect the opinions set forth herein.

         We are informed that you are relying on this opinion letter in connection with Kane Kessler, P.C.'s opinion letter to the Company and the Company's offering pursuant to the Registration Statement. The foregoing opinion shall not be relied upon for any other purpose.

                                    Very truly yours,

                                   /s/ Ice Miller

                                    EXHIBIT A

                           LIST OF DOCUMENTS REVIEWED



         1. Certificate of Existence for each of the Indiana Guarantors issued by the Indiana Secretary of State, each dated May 5, 2003.

         2. Articles of Incorporation of each Indiana Guarantor other than Alltrista Zinc Products, L.P., as certified by the Indiana Secretary of State on May 5, 2003, to be a true and complete copy of the Articles of Incorporation of such Indiana Guarantor, as amended, and as further certified by an authorized officer of such Indiana Guarantor as of May 7, 2003, to be a true, current and complete copy thereof.

         3. Bylaws of each Indiana Guarantor other than Alltrista Zinc Products, L.P., as certified by an authorized officer of such Indiana Guarantor as of May 7, 2003, to be a true and complete copy of the Bylaws of such Indiana Guarantor.

         4. Certificate of Limited Partnership of Alltrista Zinc Products, L.P., as certified by the Indiana Secretary of State on May 5, 2003, to be a true and complete copy of the Certificate of Limited Partnership of Alltrista Zinc Products, L.P., as amended, and as further certified by an authorized officer of Alltrista Zinc Products, L.P. as of May 7, 2003, to be a true and complete copy thereof.

         5. Partnership Agreement of Alltrista Zinc Products, L.P., as certified by an authorized officer of Alltrista Zinc Products, L.P. as of May 7, 2003, to be a true and complete copy of the Partnership Agreement of Alltrista Zinc Products, L.P.

         6. Resolutions of the Board of Directors of each Indiana Guarantor other than Alltrista Zinc Products, L.P., as certified by an authorized officer of such Indiana Guarantor as of May 7, 2003.

         7. Resolutions of the partners of Alltrista Zinc Products, L.P., as certified by an authorized officer of Alltrista Zinc Products, L.P. as of May 7, 2003.

         8. Officers' Certificates of the Indiana Guarantors dated May 7, 2003, as to certain factual matters.